EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Global Power Equipment Group Inc.

Irving, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-174757, 333-169614 and 333-169613) of our reports dated March 6, 2015, relating to the consolidated financial statements, the effectiveness of Global Power Equipment Group Inc.’s internal control over financial reporting, and financial schedules, appearing in Global Power Equipment Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

March 6, 2015